UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: June 5, 2008
(Date of earliest event reported)
INTERWOVEN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	000-27389 (Commission File Number)	77-0523543 (IRS Employer Identification No.)
incorporation)

160 East Tasman Drive (Address of principal executive offices)	San Jose, CA 95134 (Zip code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2008 Equity Incentive Plan
     At the Annual Meeting of Stockholders of Interwoven, Inc. (the “Company”) held on June 5, 2008 (the “Annual Meeting”), the Company’s stockholders approved and ratified a new 2008 Equity Incentive Plan (the “Plan”) to replace the Company’s 1999 Equity Incentive Plan (the “1999 Plan”) and 2000 Stock Incentive Plan (the “2000 Plan”). The Company’s Board of Directors (the “Board”) had adopted the Plan on April 17, 2008, subject to the approval of the Company’s stockholders. The Plan became effective with such stockholder approval on June 5, 2008 and is currently set to terminate ten years from the date the Board approved the Plan, or April 17, 2018.
     The Plan provides for the grant of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units and performance shares to employees (including employee directors and executive officers) and consultants of the Company and its subsidiaries and affiliates, and non-employee directors of the Company. An aggregate of 2.5 million shares of the Company’s common stock are reserved and available for issuance under the Plan, plus any shares remaining available for grant under 1999 and 2000 Plans as of June 5, 2008, plus any shares subject to awards granted under the 1999 and 2000 Plans outstanding as of June 5, 2008 that are cancelled, forfeited, settled in cash or that expire by their terms.
     A more complete description of the terms of the Plan can be found in “Proposal No. 2 – Ratification and Approval of the 2008 Equity Incentive Plan” (pages 10 through 16) of the Company’s definitive proxy statement dated April 29, 2008 and initially filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2008 (the “Proxy Statement”). The descriptions of the Plan contained in this Current Report on Form 8-K and in the Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.01 to this report, and incorporated by reference herein. The form of option and award agreements under the Plan are filed as Exhibit 10.02 to this report.
Amended and Restated 1999 Employee Stock Purchase Plan
     At the Annual Meeting, the Company’s stockholders also approved and ratified the amendment and restatement of the Company’s 1999 Employee Stock Purchase Plan (the “ESPP”). The amendment and restatement of the ESPP was approved by the Board on April 17, 2008, subject to the approval of the Company’s stockholders, and became effective with such stockholder approval on June 5, 2008.
     As a result of such stockholder approval, the ESPP was materially amended and modified as follows:
•	The term of the ESPP was extended by approximately nine years until April 17, 2018; and

•	The maximum number of shares of common stock issuable under the ESPP was increased by 3.0 million shares to 6.0 million shares.
     A more complete description of the terms of the amended and restated ESPP can be found in “Proposal No. 3 – Ratification and Approval of the Amendment and Restatement of the 1999 Employee Stock Purchase Plan” (pages 17 through 21) of the Proxy Statement. The descriptions of the amended and restated ESPP contained in this Current Report on Form 8-K and in the Proxy Statement are qualified in their entirety by reference to the full text of the amended and restated ESPP, a copy of which is filed as Exhibit 10.3 to this report.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Number	Description

10.1	Interwoven, Inc. 2008 Equity Incentive Plan

10.2	Forms of Stock Option Agreements, Stock Option Exercise Agreements, Restricted Stock Unit Agreements and other award agreements related to the Interwoven, Inc. 2008 Equity Incentive Plan.

10.3	Interwoven, Inc. Employee Stock Purchase Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
June 5, 2008	By:	/s/ JOHN E. CALONICO, JR.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Interwoven, Inc. 2008 Equity Incentive Plan

10.2	Forms of Stock Option Agreements, Stock Option Exercise Agreements, Restricted Stock Unit Agreements and other award agreements related to the Interwoven, Inc. 2008 Equity Incentive Plan.

10.3	Interwoven, Inc. Employee Stock Purchase Plan